UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2007, Ron J. Eckhardt, our Executive Vice President and General Manager, Consumer Debt, retired. Mr. Eckhardt’s duties will be assumed by other executives at the Company.

In connection with Mr. Eckhardt’s retirement, our wholly-owned subsidiary, Midland Credit Management, Inc. (the “Company”) has entered into an Executive Retirement Agreement and Release of Claims with Mr. Eckhardt, dated March 29, 2007 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Eckhardt will receive 12 months of his current salary, or $256,250, in exchange for releasing any and all known or unknown claims arising out of, or in any way connected with, the employment relationship between Mr. Eckhardt and the Company, including Mr. Eckhardt’s termination of employment. Mr. Eckhardt also has agreed to terms regarding continued cooperation, non-disparagement, non-solicitation and binding arbitration. Payment of Mr. Eckhardt’s salary following his retirement will be in accordance with the Company’s regular payroll schedule, and subject to delay if necessary to avoid tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended.

The above summary of the Retirement Agreement is qualified in its entirety by reference to the copy of the Retirement Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Retirement Agreement and Release of Claims, dated March 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 29, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Retirement Agreement and Release of Claims, dated March 29, 2007.